UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

Of the Securities Exchange Act of 1934

(Amendment No.      )

Check the appropriate box:

[ ]	Preliminary information statement.

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).

[X]	Definitive information statement.

EMPOWER FUNDS, INC.

(Name of Registrant as Specified in its Charter)

Payment of filing fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

Regarding the

Empower Core Strategies: International Equity Fund

and

Empower International Growth Fund

This notice presents only an overview of the more complete Information Statement that is available to you on the internet relating to the Empower Core Strategies: International Equity Fund and Empower International Growth Fund (each a “Fund” and, collectively, the “Funds”). We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of one or both of the Funds, you need not take any action.

Empower Capital Management, LLC (“ECM”) is the investment adviser to Empower Funds, Inc. (“Empower Funds”), including the Funds. ECM provides investment advisory, fund operations and accounting services to the Funds. In addition, ECM, at its own expense, may select and contract with sub-advisers to manage the investment and reinvestment of the assets of the Funds.

Empower Funds and ECM operate under a manager-of-managers structure pursuant to an order issued by the U.S. Securities and Exchange Commission. The order generally permits ECM to hire sub-advisers or materially amend sub-advisory agreements without shareholder approval. Pursuant to the order, the Board of Directors of Empower Funds (the “Board”) must approve such sub-advisory agreements and Empower Funds must provide specified information to shareholders within 90 days of the hiring of any new sub-adviser - the specified information is contained in the Information Statement.

Effective April 30, 2025, Lazard Asset Management LLC (“Lazard”) replaced Franklin Templeton Institutional, LLC as a sub-adviser of each Fund. At a meeting held on February 19-20, 2025, the Board, including the directors who are not “interested persons” of Empower Funds or ECM, as defined in the Investment Company Act of 1940, as amended, unanimously approved a new sub-advisory agreement between Empower Funds, ECM and Lazard (the “Lazard Sub-Advisory Agreement”).

Please refer to the Information Statement for additional information. It describes the Funds’ investment management structure, the Lazard Sub-Advisory Agreement, background information about Lazard, factors that the Board considered in approving the Lazard Sub-Advisory Agreement and other important information.

We will mail this Important Notice of Internet Availability of Information Statement on or about June 11, 2025. The Information Statement will be available online at www.empower.com/investments/empower-funds/fund-documents until September 9, 2025. You may also obtain a paper or email copy of the Information Statement, without charge, by calling (866) 831-7129. If you have any questions about this Notice of Internet Availability of Information Statement, please contact your financial adviser (if applicable) or contact the Funds at the phone number provided above.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN THE INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

EMPOWER FUNDS, INC.

Empower Core Strategies: International Equity Fund

and

Empower International Growth Fund

Executive Offices & Mailing Address:	8515 East Orchard Road Greenwood Village, Colorado 80111

INFORMATION STATEMENT

The purpose of this Information Statement is to notify shareholders of the Empower Core Strategies: International Equity Fund and Empower International Growth Fund (each a “Fund” and, collectively, the “Funds”), each a series of Empower Funds, Inc. (“Empower Funds”), that effective April 30, 2025, Lazard Asset Management LLC (“Lazard”) replaced Franklin Templeton Institutional, LLC (“Franklin Templeton”) as a sub-adviser of each Fund.

Empower Capital Management, LLC (“ECM”), a Colorado limited liability company located at 8515 East Orchard Road, Greenwood Village, Colorado 80111, is the investment adviser to Empower Funds, including the Funds. ECM provides investment advisory, fund operations and accounting services to the Funds. In addition, ECM, at its own expense, may select and contract with sub-advisers to manage the investment and reinvestment of the assets of the Funds.

Empower Funds and ECM operate under a manager-of-managers structure pursuant to an order issued by the U.S. Securities and Exchange Commission (“SEC”). The order generally permits ECM to hire sub-advisers or materially amend sub-advisory agreements without shareholder approval. Pursuant to the order, the Board of Directors of Empower Funds (the “Board”) must approve such sub-advisory agreements and Empower Funds must provide specified information to shareholders within 90 days of the hiring of any new sub-adviser.

At a meeting held on February 19-20, 2025, the Board, including the directors who are not “interested persons” of Empower Funds or ECM (“Independent Directors”), as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), unanimously approved a new sub-advisory agreement between Empower Funds, ECM and Lazard (the “Lazard Sub-Advisory Agreement”).

Instead of delivering a paper copy of this Information Statement, Empower Funds has made it available online at www.empower.com/investments/empower-funds/fund-documents until September 9, 2025. A paper or email copy of this Information Statement may be obtained, without charge, by calling (866) 831-7129. If you have any questions about this Information Statement, please contact your financial adviser (if applicable) or contact the Funds at the phone number provided above.

Please read this Information Statement carefully because it contains important information.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BACKGROUND

Prior to the appointment of Lazard as a sub-adviser of the Funds, Franklin Templeton served as a sub-adviser pursuant to a sub-advisory agreement among ECM, Empower Funds on behalf of the Funds, and Franklin Templeton (the “Franklin Templeton Sub-Advisory Agreement”). Irish Life Investment Managers Limited (“ILIM”) and LSV Asset Management (“LSV”) also serve as sub-advisers of the Empower Core Strategies: International Equity Fund pursuant to sub-advisory agreements among ECM, Empower Funds on behalf of the Fund, and ILIM and LSV, respectively (the “International Equity Sub-Advisory Agreements”). J.P. Morgan Investment Management Inc. (“JPMorgan”) serves as a sub-adviser of the Empower International Growth Fund pursuant to a sub-advisory agreement among ECM, Empower Funds on behalf of the Fund, and JPMorgan (the “International Growth Sub-Advisory Agreement”). ILIM, LSV and JPMorgan will each continue to serve as sub-advisers to the respective Funds, alongside Lazard.

The International Equity and International Growth Sub-Advisory Agreements were most recently renewed by the Board (including a majority of the Independent Directors) on April 17, 2025, in connection with the Board’s annual review and consideration of such agreements and the Franklin Templeton Sub-Advisory Agreement was terminated effective April 30, 2025.

In making the sub-adviser change, ECM reviewed current performance of each Fund and considered various criteria in connection with the change of sub-adviser including: (1) the nature, extent and quality of services to be provided; (2) investment performance; (3) profitability and other benefits to Lazard; and (4) other information such as Lazard’s compliance manual, code of ethics, Form ADV and the investment team’s biographies. Upon completion of the review process, ECM recommended that the Board approve Lazard as a new sub-adviser of the Funds.

THE ECM INVESTMENT ADVISORY AGREEMENT

ECM is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). ECM is a wholly-owned subsidiary of Empower Services Holdings US, LLC. Empower Services Holdings US, LLC is a wholly-owned subsidiary of Empower Annuity Insurance Company of America (“Empower of America”), which is a wholly-owned subsidiary of Empower Holdings, LLC, a Delaware holding company. Empower Holdings, LLC is an indirectly owned subsidiary of Great-West Lifeco Inc., which is a Canadian financial services holding company with operations in Canada, the U.S. and Europe, and is a member of the Power Financial Corporation group of companies. Power Financial Corporation is a wholly-owned subsidiary of Power Corporation of Canada, a Canadian holding and management company. The Desmarais Family Residuary Trust, a trust established pursuant to the Last Will and Testament of the Honourable Paul G. Desmarais, directly and indirectly controls a majority of the voting shares of Power Corporation of Canada.

Pursuant to an Amended and Restated Investment Advisory Agreement, as amended (the “ECM Investment Advisory Agreement”) between Empower Funds and ECM, ECM acts as investment adviser and, subject to the supervision of the Board, directs the investments of each Fund in accordance with its investment objectives, policies, and limitations.

ECM has also contracted to perform, or supervise the performance of, Empower Funds’ fund operations and accounting services in connection with the management of Empower Funds, including the Funds, and all financial reporting for Empower Funds. These services include: coordinating all matters relating to the functions of the custodian, transfer agent, accountants, attorneys, and other parties performing services or operational functions for Empower Funds; providing such administrative and clerical functions as are necessary to provide effective administration of Empower Funds, including services in connection with production and filing of certain reports and maintenance of certain books and records of Empower Funds; and providing Empower Funds with adequate office space and related services necessary for its operations.

The ECM Investment Advisory Agreement became effective on May 1, 2017, and was most recently renewed by the Board (including a majority of the Independent Directors) on April 17, 2025, in connection with the Board’s annual review and consideration of the agreement. As approved, the ECM Investment Advisory Agreement will remain in effect with respect to each Fund until April 30, 2026, and will thereafter continue in effect from year to year if approved annually by the Board, including the vote of a majority of the Independent Directors or by vote of a majority of the outstanding shares of the Funds. Any material amendment to the ECM Investment Advisory Agreement will only become effective with respect to each Fund upon (1) approval by the Board, or by the vote of a majority of the outstanding voting securities of each Fund; and (2) a majority of those directors who are not parties to the ECM Investment Advisory Agreement or interested persons of such a party, cast in person at a meeting called for the purpose of voting on such approval. The ECM Investment Advisory Agreement is not assignable and may be terminated without penalty with respect to each Fund either by the Board or by vote of a majority of the outstanding voting securities of each Fund or by ECM, each on 60 days’ notice to the other party.

For services provided to the Funds under the ECM Investment Advisory Agreement, each Fund pays ECM a fee, which is calculated daily and paid monthly, at an annual rate of each Fund’s average net assets. The table below sets forth the investment advisory fee rate and the investment advisory fees paid by each Fund to ECM for the fiscal year ended December 31, 2024:

Fund	Investment Advisory Fee Rate	Investment Advisory Fee
Empower Core Strategies: International Equity Fund	0.53% of the average daily net assets on assets up to $1 billion; 0.48% of the average daily net assets on assets over $1 billion; and 0.43% of the average daily net assets on assets over $2 billion	$4,303,837
Empower International Growth Fund	0.82% of the average daily net assets on assets up to $1 billion; 0.77% of the average daily net assets on assets over $1 billion and 0.72% of the average daily net assets on assets over $2 billion	$4,180,365

THE LAZARD SUB-ADVISORY AGREEMENT

The Lazard Sub-Advisory Agreement between ECM, Empower Funds on behalf of each Fund, and Lazard became effective on April 30, 2025. The Lazard Sub-Advisory Agreement was unanimously approved by the Board at a meeting held on February 19-20, 2025. As approved, the Lazard Sub-Advisory Agreement is effective through April 30, 2026 and will thereafter continue in effect from year to year if approved annually by the vote of a majority of the Independent Directors, ECM, or Lazard, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of the majority of the Board or of a majority of the outstanding voting securities of each Fund.

The terms of the Lazard Sub-Advisory Agreement are similar to the terms of the Franklin Templeton Sub-Advisory Agreement. Like the Franklin Templeton Sub-Advisory Agreement, the Lazard Sub-Advisory Agreement contemplates a multi-manager approach to the sub-advisory services provided to each Fund. Under this multi-manager approach, Lazard is responsible for the investment and reinvestment of the portion of each Fund’s assets allocated to it by ECM (each portion so allocated, a “Fund Account”), and for making decisions to buy, sell or hold any particular security with respect to each Fund Account. Lazard bears all expenses in connection with the performance of its services, including compensating and furnishing office space for its officers and employees connected with investment and economic research, trading and investment management of the Funds.

For services provided under the Franklin Templeton and Lazard Sub-Advisory Agreements, ECM agreed to pay Franklin Templeton and Lazard a fee, which is calculated daily and paid monthly, at an annual rate of each of their Fund Account’s average net assets. The sub-advisory fee rate paid to Lazard is lower than the sub-advisory fee rate paid to Franklin Templeton. The table below sets forth the sub-advisory fee rates paid by ECM to Franklin Templeton and Lazard:

Fund	Franklin Templeton Sub-Advisory Fee Rate	Lazard Sub-Advisory Fee Rate
Empower Core Strategies: International Equity Fund	0.35% of the average daily net asset value on all Fund Account assets

0.34% of the average daily net asset value on Fund Account assets up to $150 million;

0.33% of the average daily net asset value on Fund Account assets on the next $150 million;

0.32% of the average daily net asset value on Fund Account assets on the next $150 million;

0.31% of the average daily net asset value on Fund Account assets on the next $150 million; and

0.30% of the average daily net asset value on Fund Account assets thereafter.

Empower International Growth Fund	0.35% of the average daily net asset value on all Fund Account assets

0.34% of the average daily net asset value on Fund Account assets up to $150 million;

0.33% of the average daily net asset value on Fund Account assets on the next $150 million;

0.32% of the average daily net asset value on Fund Account assets on the next $150 million;

0.31% of the average daily net asset value on Fund Account assets on the next $150 million; and

0.30% of the average daily net asset value on Fund Account assets thereafter.

Franklin Templeton’s Fund Account was 15% of the assets in the Empower Core Strategies: International Equity Fund and 40% of the assets in the Empower International Growth Fund. Lazard’s Fund Account is 25% of the assets in the Empower Core Strategies: International Equity Fund and 50% of the assets in the Empower International Growth Fund.

The following table provides the actual sub-advisory fees paid by ECM to Franklin Templeton for the fiscal year ended December 31, 2024 under the Franklin Templeton Sub-Advisory Agreement and the estimated sub-advisory fees that would have been paid by ECM to Lazard (using the same Fund Account percentages as Franklin Templeton) for the same period under the Lazard Sub-Advisory Agreement, and also shows the percentage difference between the actual and estimated values:

Fund	Franklin Templeton Sub-Advisory Fees Paid	Lazard Estimated Sub-Advisory Fees Paid	Percentage Difference
Empower Core Strategies: International Equity Fund	$412,158	$398,828	-3.23%
Empower International Growth Fund	$725,571	$695,603	-4.13%

The Lazard Sub-Advisory Agreement may be terminated at any time, without payment of any penalty, by ECM, by vote of the Board, by vote of a majority of the outstanding voting securities of each Fund, or by Lazard, in each case on 60 days’ written notice. As required by the 1940 Act, the Lazard Sub-Advisory Agreement will automatically terminate, without payment of penalty, in the event of its assignment, as defined in the 1940 Act. It will also terminate in the event the ECM Investment Advisory Agreement is terminated for any reason.

INFORMATION ABOUT LAZARD

Lazard, a Delaware limited liability company with its principal business address at 30 Rockefeller Plaza, New York, New York 10112-6300, is registered as an investment adviser pursuant to the Advisers Act. It is an indirect, wholly-owned subsidiary of Lazard, Inc. Lazard provides investment management services to client discretionary accounts. As of March 31, 2025, Lazard had approximately $185.6 billion in assets under management.

Except as otherwise specified herein, all information about Lazard in this Information Statement has been provided by Lazard.

Board of Directors and Management Team of Lazard

The table below lists the individuals who serve as directors and principal executive officers of Lazard and their principal occupations. The address for all Lazard personnel is 30 Rockefeller Plaza, New York, New York 10112-6300.

Name	Title
Kenneth M. Jacobs	Director
Mary Ann Betsch	Director
Evan L. Russo	Chief Executive Officer & Director
Nathan Paul	Vice Chair, Chief Operating Officer & Managing Director
Arnaud Brillois	Global Head of Fixed Income
Jeremy Taylor	Chief Executive Officer, LAML, & Co-Head of European Distribution
Steve Wreford	Portfolio Manager/Analyst
Jennifer Ryan	Head of North America Distribution
Sophie De Nadaillac	Deputy Chief Executive Officer of Lazard Frères Gestion and co-Head of European Distribution

There are no arrangements or understandings made in connection with the Lazard Sub-Advisory Agreement between Empower Funds, ECM and Lazard with respect to the composition of the managers of ECM or the Board, or with respect to the selection or appointment of any person to any office with any such entity.

Other Funds with Similar Investment Objectives Managed by Lazard

Lazard serves as an investment adviser or sub-adviser to other registered investment companies with investment objectives similar to those of the Funds. The following table provides information about the size and rate of compensation with respect to another registered investment company, which Lazard serves:

Fund	Net Assets as of 3/31/2025	Annual Advisory Fee Rate (as a % of average daily net assets)
Lazard International Quality Growth Portfolio	$361.7 million	0.75%

Lazard has not waived, reduced or otherwise agreed to reduce its compensation under any applicable contract for the above-mentioned fund.

BOARD REVIEW AND APPROVAL OF THE LAZARD SUB-ADVISORY AGREEMENT

The Board, including the Independent Directors, at a meeting held on February 19-20, 2025, unanimously approved the Lazard Sub-Advisory Agreement between Empower Funds, ECM and Lazard with respect to the Funds.

Pursuant to the Lazard Sub-Advisory Agreement, Lazard, subject to general supervision and oversight by ECM and the Board, will be responsible for the day-to-day management of the investment and reinvestment of the assets of each Fund Account, which includes making decisions to buy, sell or hold any particular security.

In approving the Lazard Sub-Advisory Agreement, the Board considered such information as the Board deemed reasonably necessary to evaluate the terms of the Lazard Sub-Advisory Agreement. In its deliberations, the Board did not identify any single factor as being determinative. Rather, the Board’s approval was based on each Director’s business judgment after comprehensive consideration of the information as a whole. Individual Directors may have weighed certain factors differently and assigned varying degrees of materiality to information considered by the Board. The Independent Directors were assisted in their deliberations by independent legal counsel.

Based upon its review of the Lazard Sub-Advisory Agreement and the information provided to it, the Board concluded that the Lazard Sub-Advisory Agreement was reasonable in light of the services to be performed, fees to be charged and such other matters as the Directors considered relevant in the exercise of their business judgment. The principal factors and conclusions that formed the basis for the Directors’ determinations to approve the Lazard Sub-Advisory Agreement are discussed below.

Nature, Extent and Quality of Services

The Board considered the nature, extent and quality of services to be provided to each Fund by Lazard. Among other things, the Board considered Lazard’s personnel, experience, resources and performance track record in managing a strategy similar to each Fund Account; its ability to provide or obtain such services as may be necessary in managing, acquiring and disposing of investments on behalf of each Fund; and its ability to provide research and obtain and evaluate the economic, statistical and financial data relevant to the investment policies of each Fund. The Board also reviewed the qualifications, education, experience and tenure of the portfolio managers to be responsible for the day-to-day management of each Fund. In addition, the Board considered Lazard’s reputation for management of its investment strategies, its investment decision-making process, its disaster recovery procedures, including cybersecurity risk mitigation, its overall financial condition and ability to carry out its obligations to the Funds, its technical resources, operational capabilities and safeguards, and compliance policies and procedures, as well as Lazard’s practices regarding the selection and compensation of brokers and dealers for the execution of portfolio transactions and the procedures it uses for obtaining best execution of portfolio transactions. As part of its assessment of the nature, extent and quality of services, the Board evaluated information regarding Lazard’s regulatory and compliance environment and compliance policies and procedures. The Board noted the Chief Compliance Officer’s assessment that Lazard’s compliance program appears to be reasonably designed to comply with the requirements of Rule 38a-1 under the 1940 Act. The Board also considered its experience with Lazard in managing another fund of Empower Funds. The Board concluded that it was satisfied with the nature, extent and quality of the services to be provided to the Funds by Lazard.

Investment Performance

The Board considered the investment performance of Lazard as provided by ECM. The Board reviewed performance information of an investment strategy managed by Lazard similar to the investment strategy to be employed for each Fund Account for the year-to-date, one-year, three-year and five-year periods ended September 30, 2024 as compared against the MSCI EAFE Growth Index. The Board noted that Lazard outperformed the MSCI EAFE Growth Index for all periods reviewed. The Board considered information provided by ECM concluding that it was satisfied with the investment performance of Lazard.

Costs and Profitability

The Board considered the costs of services to be provided by Lazard. With respect to the costs of services, the Board considered the structure and level of the sub-advisory fees payable by ECM to Lazard. In evaluating the sub-advisory fees payable to Lazard, the Board considered information regarding Lazard’s fee schedules for its proprietary fund and separate account managed in the same investment style as each Fund and noted that, based on the information provided by Lazard, the fee proposed to be charged to ECM for each Fund was lower than such fee schedules.

The Board also considered the overall financial soundness of Lazard and the profits estimated to be realized by Lazard. The Board reviewed the statement of financial condition of and profitability information from Lazard. Based on the information provided, the Board concluded that the costs of services provided and the profits estimated to be realized by Lazard are not unreasonable in relation to the nature, extent and quality of services to be provided.

Economies of Scale

In evaluating economies of scale, the Board considered, among other things, the level of sub-advisory fees payable by ECM and whether those fees include breakpoints and the current level of each Fund’s assets that will be allocated to Lazard. Based on the information provided, the Board concluded that the sub-advisory fee schedules reflect an appropriate recognition of economies of scale.

Other Factors

The Board considered ancillary benefits to be derived by Lazard from its relationship with the Funds as part of the total mix of information evaluated by the Board. The Board noted that Lazard may receive ancillary benefits from soft-dollar arrangements by which brokers provide research to Lazard in return for allocating Fund brokerage to such brokers. The Board concluded that the proposed sub-advisory fees were reasonable, taking into account any ancillary benefits to be derived by Lazard.

Conclusion

Based upon all of the information considered and the conclusions reached, the Board determined that the terms of the Lazard Sub-Advisory Agreement were reasonable, and that approval of the Lazard Sub-Advisory Agreement was in the best interest of the Funds.

OTHER INFORMATION

Record of Beneficial Ownership

As of May 23, 2025, the directors and officers of the Funds, as a group, beneficially owned less than 1% of the outstanding shares of the Funds. Shareholders with an ownership interest of 5% or greater in the Funds as of May 23, 2025, were:

Empower Core Strategies: International Equity Fund – Investor Class Shares
Record Owner	Address	Percentage
Empower Retirement IRA	P.O. Box 173764, Denver, CO 80217	91.19%

Empower International Growth Fund – Institutional Class Shares
Record Owner	Address	Percentage
Empower Moderate Profile Fund Investor Class	8515 E. Orchard Road, Greenwood Village, CO 80111	12.75%
Empower Moderately Aggressive Profile Fund Investor Class	8515 E. Orchard Road, Greenwood Village, CO 80111	9.55%
Empower Aggressive Profile Fund Investor Class	8515 E. Orchard Road, Greenwood Village, CO 80111	8.09%
Empower Lifetime 2035 Fund Investor Class	8515 E. Orchard Road, Greenwood Village, CO 80111	6.37%
Empower Lifetime 2045 Fund Investor Class	8515 E. Orchard Road, Greenwood Village, CO 80111	6.12%

Empower International Growth Fund – Investor Class Shares
Record Owner	Address	Percentage
Future Funds II Series Account	8515 E. Orchard Road, Greenwood Village, CO 80111	34.06%
Protective Life Insurance Company	2801 U.S. Highway 280 S, Birmingham, AL 35223	21.77%
Empower Retirement IRA	P.O. Box 173764, Denver, CO 80217	12.56%
COLI-VUL 7 Series Accounts	8515 E. Orchard Road, Greenwood Village, CO 80111	8.01%

Broker Commissions

During the fiscal year ended December 31, 2024, no commissions were paid by Empower Funds or the Funds to brokers affiliated with Lazard.

Principal Underwriter, Administrator & Custodian

Empower Financial Services, Inc. (“EFSI”), a wholly-owned subsidiary of Empower of America, is the principal underwriter for Empower Funds. Empower of America provides recordkeeping and administrative services for Empower

Funds. EFSI and Empower of America are located at 8515 E. Orchard Road, Greenwood Village, Colorado 80111. The Bank of New York Mellon serves as the Funds’ custodian.

Annual and Semi-Annual Reports

Upon request, Empower Funds will furnish shareholders of the Funds, a free copy of the most recent annual and semi-annual reports and Form N-CSR, which includes the Funds’ annual and semi-annual financial statements. Requests should be directed in writing to 8515 East Orchard Road, Greenwood Village, Colorado 80111 or by calling (866) 831-7129. The annual or semi-annual reports, or the Funds’ financial statements may also be found on Empower Funds’ website at www.empower.com/investments/empower-funds/fund-documents.